Exhibit 99.2

Kura Oncology Announces Pricing of $125 Million Public Offering of Common Stock

SAN DIEGO, May 6, 2020 – Kura Oncology, Inc. (Nasdaq: KURA), a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today announced the pricing of an underwritten public offering of 9,100,000 shares of its common stock at a price to the public of $13.75 per share. The gross proceeds to Kura from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Kura, are expected to be approximately $125.1 million. In addition, Kura has granted the underwriters a 30-day option to purchase up to an additional 1,365,000 shares of common stock. The offering is expected to close on or about May 8, 2020, subject to customary closing conditions.

SVB Leerink, Cowen and Credit Suisse are acting as joint bookrunning managers in the offering. JMP Securities and H.C. Wainwright & Co. are acting as co-managers for the offering.

The securities described above are being offered by Kura pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Kura with the Securities and Exchange Commission (the “SEC”) and that was declared effective on August 28, 2019. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com; Cowen and Company, LLC c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at PostSaleManualRequests@broadridge.com, or by phone at (833) 297-2926; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, or by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. Kura’s pipeline consists of two wholly-owned small molecule drug candidates that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura’s most advanced drug candidate is tipifarnib, a potent, selective and orally bioavailable farnesyl transferase inhibitor currently in a registration-directed trial in patients with recurrent or metastatic HRAS mutant head and neck squamous cell carcinoma (HNSCC). Kura’s pipeline is also highlighted by KO-539, a potentially first-in-class, potent and selective inhibitor of the menin-MLL protein-protein interaction currently in a Phase 1/2A clinical trial in patients with relapsed/refractory AML.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the completion, timing and size of the offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Kura’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the offering, risks and uncertainties associated with Kura’s business and finances in general, risks associated with the COVID-19 global pandemic, and the other risks described in Kura’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2020 and other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Kura undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Company:

Pete De Spain

Vice President, Investor Relations &

Corporate Communications

(858) 500-8803

pete@kuraoncology.com

Investors:

Robert H. Uhl

Managing Director

Westwicke ICR

(858) 356-5932

robert.uhl@westwicke.com

Media:

Jason Spark

Managing Director

Canale Communications

(619) 849-6005

jason@canalecomm.com